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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP


We consent to the use of our report dated July 6, 1998, relating to the balance sheets of Northfield Laboratories Inc. as of May 31, 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended May 31, 1998 incorporated herein by reference.


                                                      /s/ KPMG LLP

Chicago, Illinois
May 27, 1999